Exhibit 99.1

Solera Holdings, Inc. Announces First Quarter Fiscal Year 2009 Results

First Quarter Revenue of $143.0 Million, up 15.1%; GAAP Net Income per

Share of $0.22, up 266.7%; Company Updates Previously Issued Guidance for

Fiscal Year 2009

SAN DIEGO, Nov. 5 /PRNewswire-FirstCall/ — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today reported results for the first quarter of fiscal year 2009.

GAAP Results for the Quarter ended September 30, 2008:

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Revenue for the first quarter of fiscal year 2009 was $143.0 million, a 15.1% increase over the prior year first quarter revenue of $124.2 million. After adjusting for changes in foreign currency rates, revenue for the first quarter of fiscal year 2009 increased approximately 9.2% over the prior year first quarter;

•	GAAP net income for the first quarter of fiscal year 2009 was $14.3 million, a $10.4 million improvement over the prior year first quarter GAAP net income of $3.9 million;

•	GAAP diluted net income per share for the first quarter of fiscal year 2009 was $0.22, a $0.16 per share improvement over the prior year first quarter diluted net income per share of $0.06.

Non-GAAP Results for the Quarter ended September 30, 2008:

•	Adjusted EBITDA for the first quarter of fiscal year 2009 was $54.5 million, a 31.6% increase over the prior year first quarter Adjusted EBITDA of $41.4 million;

•	Adjusted Net Income for the first quarter of fiscal year 2009 was $28.2 million, a 67.5% increase over the prior year first quarter Adjusted Net Income of $16.9 million;

•

Adjusted Net Income per diluted share (or cash earnings per diluted share) for the first quarter of fiscal year 2009 was $0.43, a 66.5% increase over the prior year first quarter Adjusted Net Income per diluted share of $0.26.

“The first quarter represented another strong quarter for us, with organic revenue growth of 9.2%, up slightly from the 8.9% organic revenue growth we recorded in the fourth quarter of fiscal 2008. Our Adjusted EBITDA margin of 38.1% in the first quarter was due, in part, to our continued focus on eliminating waste and driving efficiencies in the business, as well as limited expenditures during the quarter on Sarbanes-Oxley compliance efforts, which tend to increase later in our fiscal year,” said Tony Aquila, founder, chairman and CEO of Solera Holdings, Inc. “With the recent strength of the US Dollar negatively impacting our revenues, we will continue to focus on further eliminating waste and driving efficiencies to minimize the impact to our bottom line.”

Business Statistics for the Quarter ended September 30, 2008:

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EMEA revenue for the first quarter of fiscal year 2009 was $90.3 million, a 21.3% increase over the prior year first quarter revenue of $74.5 million. After adjusting for the change in foreign currency rates, EMEA revenue for the first quarter of fiscal year 2009 increased 12.7% over the prior year first quarter;

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Americas revenue for the first quarter of fiscal year 2009 was $52.7 million, a 5.9% increase over the prior year first quarter revenue of $49.7 million. After adjusting for the change in foreign currency rates, Americas revenue for the first quarter of fiscal year 2009 increased 4.0% over the prior year first quarter;

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Revenue from insurance company customers for the first quarter of fiscal year 2009 was $60.4 million, a 20.7% increase over the $50.1 million in revenue from insurance company customers in the prior year first quarter;

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Revenue from collision repair facility customers for the first quarter of fiscal year 2009 was $53.5 million, a 14.0% increase over the $46.9 million in revenue from collision repair facility customers in the prior year first quarter;

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Revenue from independent assessor customers for the first quarter of fiscal year 2009 was $14.6 million, a 10.5% increase over the $13.2 million in revenue from independent assessor customers in the prior year first quarter;

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Revenue from automotive recycling and other customers for the first quarter of fiscal year 2009 was $14.5 million, a 3.4% increase over the $14.0 million in revenue from automotive recycling and other customers in the prior year first quarter.

Fiscal Year 2009 Outlook:

Since our preliminary earnings release on October 21, 2008, the US Dollar has continued to strengthen appreciably against most foreign currencies we use to transact our business. For example, on October 21, 2008, one Euro was equal to approximately $1.34, and on November 4, 2008, one Euro was equal to approximately $1.30. This change from October 21, 2008 to November 4, 2008 represents a strengthening of the US Dollar versus the Euro of approximately 3.0%. Due to this appreciable strengthening of the US Dollar over the last several weeks, we are updating our previously issued outlook for our full fiscal year ending June 30, 2009 as follows:

	Previous Outlook	Current Outlook

Revenues	$542 million - $548 million	$530 million - $535 million
Net Income	$45 million - $48 million	$45 million - $48 million
Adjusted Net Income	$103 million - $106 million	$103 million - $106 million
Adjusted Net Income per diluted share	$1.56 - $1.60	$1.56 – $1.60
Adjusted EBITDA	$200 million - $205 million	$197 million – $202 million

The current fiscal year 2009 outlook above assumes constant exchange rates from those currently prevailing, no acquisitions, and a 28% tax rate to calculate Adjusted Net Income, which we use in order to approximate our long-term effective corporate tax rate (which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for certain corporate holding companies).

We anticipate that currency exchange rates will have a negative impact on our revenues, but have a positive impact on our interest expense and our intangibles amortization expense for the full fiscal year ending June 30, 2009. If the US Dollar exchange rate versus most major foreign currencies we use to transact our business remains relatively constant throughout the remainder of fiscal year 2009, we anticipate that currency exchange rates will have a negative impact on our quarterly and annual revenues versus the corresponding prior year periods of approximately (12%), (13%), (15%) and (9%) for our fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and our fiscal year ending June 30, 2009, respectively. Conversely, if the US Dollar exchange rate versus most major foreign currencies we use to transact our business remains relatively constant throughout the remainder of fiscal year 2009, we anticipate that currency exchange rates will have a positive impact on our quarterly and annual interest expense versus the corresponding prior year periods of approximately 9%, 11%, 13% and 6% for our fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and our fiscal year ending June 30, 2009, respectively, and a positive impact on our quarterly and annual intangibles amortization expense versus the corresponding prior year periods of approximately 7% for each of our fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and 8% for our fiscal year ending June 30, 2009.

Earnings Conference Call:

We will host our first quarter ended September 30, 2008 earnings call on November 5, 2008 at 5:00 p.m. (Eastern Time). The conference call will be webcast live on the Internet and can be accessed by visiting: www.solerainc.com. A replay will be available on the Solera website until midnight on November 19, 2008. A live audio broadcast of the call will be accessible to the public by calling (866) 356-3093 or for international callers, (617) 597-5381; please enter the following access code when prompted: 506249418. Callers should dial in approximately ten minutes before the call begins.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTH PERIODS SEPTEMBER 30, 2008 AND 2007

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2008	2007
Revenues	$142,992	$124,181
Cost of revenues:
Operating expenses	33,279	32,340
Systems development and programming costs	16,258	15,973

Total cost of revenues (excluding depreciation and amortization)	49,537	48,313

Selling, general and administrative expenses	38,734	33,542
Depreciation and amortization	21,236	22,405
Restructuring charges	471	1,623
Interest expense	11,066	11,162
Other income - net	(3,498)	(1,156)

	68,009	67,576

Income before income tax provision and minority interests	25,446	8,292
Income tax provision	9,009	2,877
Minority interest in net income of consolidated subsidiaries	2,090	1,561

Net income	$14,347	$3,854

Net income per share:
Basic	$0.22	$0.06

Diluted	$0.22	$0.06

Weighted average shares used in the calculation of net income per share:
Basic	64,365	62,833

Diluted	64,978	64,589

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

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Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other income – net, and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. A reconciliation of our Adjusted EBITDA to GAAP net income the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended September 30,
	2008	2007
Reconciliation to Adjusted EBITDA
Net income	$14,347	$3,854
Add: Income tax provision	9,009	2,877

Net income before income tax	23,356	6,731
Add: Depreciation and amortization	21,236	22,405
Add: Interest expense	11,066	11,162
Add: Stock-based compensation expense	1,568	602
Add: Restructuring charges	471	1,623
Add: Other income - net	(3,498)	(1,156)
Add: Acquisition related costs	307	51

Adjusted EBITDA	$54,506	$41,418

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Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, other income – net (not including interest income for periods ending after June 30, 2008), and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes to arrive at Adjusted Net Income. For periods ended June 30, 2008 and prior, we use a 33% tax rate. For periods ending after June 30, 2008, we use a 28% tax rate. We use this 28% tax rate in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for certain corporate holding companies. A reconciliation of our Adjusted Net Income to GAAP net income, the most directly comparable GAAP measure, is provided in the attached table.

•

Adjusted Net Income per diluted share (or cash earnings per diluted share) is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period. A reconciliation of our Adjusted Net Income per diluted share (or cash earnings per diluted share) to GAAP net income per share, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended September 30,
	2008	2007
Reconciliation to Adjusted Net Income
Net income	$14,347	$3,854
Add: Income tax provision	9,009	2,877

Net income before income tax	23,356	6,731
Add: Amortization of acquisition related intangibles	15,807	17,313
Add: Stock-based compensation expense	1,568	602
Add: Restructuring charges	471	1,623
Add: Other income — not including interest income FY09	(2,289)	(1,156)
Add: Acquisition related costs	307	51

Adjusted income before income tax provision	39,220	25,164
Less: Assumed provision for income taxes at 28% and 33% rate for September 30, 2008 and September 30, 2007, respectively	(10,981)	(8,304)

Adjusted net income	$28,239	$16,860

Adjusted net income per share:
Basic	$0.44	$0.27

Diluted	$0.43	$0.26

Weighted average shares used in the calculation of adjusted net income per share:
Basic	64,365	62,833

Diluted	64,978	64,589

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2008 AND JUNE 30, 2008

(In thousands, except share amounts)

	September 30, 2008	June 30, 2008
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$159,969	$149,311
Accounts receivable, net	91,705	95,843
Other receivables	8,995	9,784
Other current assets	18,121	18,314
Deferred income tax assets	4,285	4,802

Total current assets	283,075	278,054

Property and equipment, net	46,478	49,243
Other Assets	20,066	22,980
Long-term deferred income tax assets	5,219	5,162
Goodwill	599,975	646,098
Intangible assets, net	298,612	330,218

Total assets	$1,253,425	$1,331,755

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$29,514	$32,191
Accrued expenses and other current liabilities	94,150	103,597
Income taxes payable	14,441	12,449
Deferred income tax liabilities	695	842
Current portion of long-term debt	5,984	6,336

Total current liabilities	144,784	155,415

Long-term debt	588,337	624,570
Other liabilities	30,520	33,475
Long-term deferred income tax liabilities	34,262	36,558

Total liabilities	$797,903	$850,018

Minority interests in consolidated subsidiaries	16,096	15,429
Stockholders’ equity:
Common Shares, $0.01 par value, 150,000,000 shares authorized; 64,938,889 and 64,816,018 issued and outstanding, as of September 30, 2008 and June 30, 2008, respectively	513,373	510,900
Accumulated deficit	(95,810)	(110,157)
Accumulated other comprehensive income	21,863	65,565

Total stockholders’ equity	439,426	466,308

Total liabilities and stockholders’ equity	$1,253,425	$1,331,755

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

SELECTED STATEMENTS OF CASH FLOWS INFORMATION

FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2008 and 2007

(In thousands)

(Unaudited)

	Three Months ended September 30,
	2008	2007
Net cash provided by operating activities	$33,817	$26,224
Net cash used in investing activities	(7,559)	(5,208)
Net cash used in financing activities	(1,965)	(9,130)
Effect of exchange rate changes	(13,635)	5,370

Net increase in cash and cash equivalents	10,658	17,256
Cash and cash equivalents, beginning of period	149,311	89,868

Cash and cash equivalents, end of period	$159,969	$107,124

Supplemental Cash Flow Information:
Cash paid for interest	$10,915	$10,405
Cash paid for income taxes	$5,339	$3,926

Supplemental Disclosure of Non-cash Investing and Finance Activities:
Capital assets financed	$329	$660

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about our business outlook for fiscal year 2009, our expectations regarding currency exchange rates and their impact on our financial results, our efforts to minimize the effects of currency exchange rate fluctuations on our financial results and statements about historical results or performance, including statements about our organic growth rates, that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks and uncertainty in global economic conditions; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; costs and possible future losses or impairments relating to our 2006 acquisition of the Claims Services Group from Automatic Data Processing, Inc.; the financial impact of future significant restructuring and severance charges; use of cash to service our debt and effects on our business of restrictive covenants in our debt facility; risks associated with any future acquisitions, joint ventures or similar transactions; our ability to obtain additional financing as necessary to support our operations; effects of changes in or violations by us or our customers of government regulations; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation;

country-specific risks associated with operating in multiple countries; any material adverse impact of current or future litigation on our results or business; and our dependence on a limited number of key personnel. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the Year Ended June 30, 2008. We are under no obligation to (and specifically disclaims any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Kamal Hamid, Investor Relations of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@audatex.com